Exhibit 10.1

CONVERTIBLE PROMISSORY NOTE

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAW OF ANY STATE AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN APPLICABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT AND SUCH LAWS.

$200,000.00	Dated: June 12, 2008

FOR VALUE RECEIVED, Biovest International, Inc., a Delaware corporation (“Borrower”) promises to pay to the order of Ronald E. Osman (“Lender”), the principal sum of Two Hundred Thousand Dollars ($200,000.00), together with interest as provided herein. This Convertible Promissory Note is created on account of the loan by Lender in the sum of $200,000.00 to be used for general working capital purposes by Borrower.

INTEREST: Commencing on June 12, 2008, the unpaid principal shall bear simple interest at the rate equal to ten percent (10%) per annum. Interest shall be paid in arrears on the first day of each month commencing on July 1, 2008 through the date of maturity, at which time all accrued but unpaid interest shall be due and payable. Interest shall be paid in shares of fully paid and non-assessable Common Stock of the Company, which is restricted as to transfer under state and federal securities laws, at the rate of $0.50 per share of Company Common Stock.

MATURITY: The entire principal balance of this Note shall be due and payable in full twelve (12) months from the date hereof (the “Maturity Date”). There shall be no penalty for early repayment of all or any part of the principal. On the date Borrower receives repayment from Accentia Biopharmaceuticals, Inc. (“Accentia”) in an amount of $200,000 or more, Borrower shall provide written notice to Lender and Lender shall have two days to elect in writing to require Borrower to repay the loan from the proceeds of the financing. Upon such notice from Lender, Borrower shall repay all principal under this note in full. Upon failure of Lender to so elect in writing, this note shall continue to the Maturity Date.

OPTION TO CONVERT TO EQUITY: At any time prior to the Maturity Date, or prior to payment of the outstanding sums due under this Note, Lender may elect to convert the outstanding balance due, including accrued and unpaid interest, into Common Stock of the Company, which is restricted as to transfer under state and federal securities laws, at the rate of $0.50 per share of Company Common Stock. The number of shares of Company Common Stock issuable upon conversion of this Note and the above conversion price shall be subject to adjustment as follows: In case the Company shall (A) pay a dividend in Company Common Stock or make a distribution in Company Common Stock, (B) subdivide its outstanding Company Common Stock, (C) combine its outstanding Company Common Stock into a smaller number of shares of Company Common Stock, or (D) issue by reclassification of Company

Common Stock other securities of the Company, then the conversion price and the number of shares of Company Common Stock issuable open conversion of this Note immediately prior thereto shall be proportionately adjusted so that the Holder shall be entitled to receive the kind and number of shares or other securities of the Company which it would have owned or would have been entitled to receive immediately after the happening of any of the events described above had this Note been converted at the conversion price in effect immediately prior to the happening of such event or any record date with respect thereto and where adjustment made pursuant to this provision shall become effective immediately after the effective date of such event retroactive to the record date, if any, for such event. For the purpose of this provision, the term “Company Common Stock” shall mean (i) the class of stock designated as the Common Stock of the Company at the date of this Note, or (ii) any other class of stock resulting from successive changes or reclassifications of such Common Stock consisting solely of changes in par value, or from par value to no par value, or from no par value to par value

DEFAULT: The Borrower shall be in Default of this Note on the occurrence of any of the following events: (i) the Borrower shall fail to meet its obligation to make the required principal or interest payments hereunder; (ii) the Borrower shall be dissolved or liquidated; (iii) the Borrower shall make an assignment for the benefit of creditors or shall be unable to, or shall admit in writing their inability to pay their debts as they become due; (iv) the Borrower shall commence any case, proceeding, or other action under any existing or future law of any jurisdiction relating to bankruptcy, insolvency, reorganization or relief of debtors, or any such action shall be commenced against the undersigned; (v) the Borrower shall suffer a receiver to be appointed for it or for any of its property or shall suffer a garnishment, attachment, levy or execution.

REMEDIES: Upon default of this Note, Lender may declare the entire amount due and owing hereunder to be immediately due and payable. Lender may also use all remedies in law and in equity to enforce and collect the amount owed under this Note.

MISCELLANEOUS: Notwithstanding any provision herein or in any documents or instrument now or hereafter securing this Note, the total liability for payments in the nature of interest shall not exceed the limits now or at any time in the future imposed by the applicable laws of the State of Delaware.

This Note shall be governed by, and construed in accordance with, the laws of the State of Delaware, notwithstanding the application of choice of law principles. Borrower hereby waives demand, presentment, notice of dishonor, diligence in collecting, grace and notice of protest.

BORROWER:

BIOVEST INTERNATIONAL, INC.

By:	/s/Alan M. Pearce
Name:	Alan M. Pearce
Title:	Chief Financial Officer

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